                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 11th day of November, 1999 by and among Shanecy, Inc., a Delaware corporation with a place of business at 625 Howe Street, Suite 1530, Vancouver, British Columbia V6C 2T6 (the "Company"), and K. Washington-Galanis Investments, LLC, a Nevada limited liability company ("KWGI") acting as nominee on behalf of those investors whose names and addresses are set forth on Schedule 1 attached hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS

         WHEREAS, Shanecy is a public company that concentrates its business in investing in companies that utilize the Internet to provide products and services to middle income consumers; and

         WHEREAS, on November 10, 1999, the Investors acquired the rights to own 100% of the issued and outstanding shares (the "CASA Shares") of common stock of CASA@Home, Inc., a Nevada corporation to be formed, ("CASA") from CASA Internet Services, Inc., a wholly-owned subsidiary of KWGI; and

         WHEREAS, CASA is a company engaged in the business of providing an Internet-based vertical portal to moderate income consumers, in order to provide access to the financial and non-financial benefits of the Internet; and

         WHEREAS, the Company desires to acquire the business of CASA in order to facilitate its strategic focus and business plan; and

         WHEREAS, the Company desires to acquire the CASA Shares from the Investors in exchange for the issuance of restricted shares of its common stock (the "Common Shares") to the Investors, and the Investors desire to transfer the CASA Shares to the Company in exchange for the Common Shares, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, it is therefore agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1. Currency; Certain Definitions. Unless otherwise indicated, all currency figures in this Agreement are denominated in U.S. dollars. Capitalized terms used, but not defined elsewhere, in this Agreement are defined as follows:

            1.1 "Affiliate" of a Person means another Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise) or (b) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or (c) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

            1.2 "CASA" means CASA@Home, Inc., a Nevada corporation to be formed, and any permitted successor thereto.

            1.3 "CASA Shares" means the 1,000,000 shares of common stock of CASA, par value $0.001, held in the aggregate by the Investors and individually in the amount set forth next to his or her name on Schedule 1 attached hereto.

            1.4 "Common Shares" means the 2,000,000 restricted Common Shares of the Company, par value $0.001, to be acquired in the aggregate by the Investors and individually in the amount set forth next to his or her name on Schedule "1' attached hereto.

            1.5 "Company" means Shanecy, Inc., a Delaware corporation, and any permitted successor thereto.

            1.6 "Consent" means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any License or Order.

            1.7 "Contract" means any written or oral contract, agreement, arrangement or understanding, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of trade rights, to which the Investors or the Company is a party or by which the Investors, the Company or any of their respective assets are bound.

            1.8 "Governing Document" means (a) the articles of association or certificate of incorporation (including any restatement, amendment or correction thereof or any certificate of designation thereunder) and the by-laws of a corporation, and any agreement between any shareholders thereof with respect to the voting or disposition of, or right to receive dividends or other distributions with respect to, the capital stock of such corporation; (b) the articles or certificate and the partnership agreement of a partnership; (c) the articles of organization and operating agreement of a limited liability company;
(d) the trust agreement of a trust; and (e) any similar agreement, certificate or other document, whether or not filed or required to be filed with a Governmental Authority, governing or relating to the organization, management or ownership of any Person.

            1.9 "Governmental Authority" means any federal, state, local or foreign government or governmental authority, agency or instrumentality, or any court of competent jurisdiction.

            1.10 "Investor" or "Investors" means, as the context may require, the individual(s) who are acquiring the Common Shares and whose name(s) are set forth on Schedule "1' attached hereto.

            1.11 "KWGI" means K. Washington-Galanis Investments, Inc., a Nevada limited liability company.

            1.12 "Law" means any statute, rule, regulation or ordinance of any Governmental Authority.

            1.13 "Lease" means a lease of real property.

            1.14 "License" means any license, permit, certification, qualification or franchise issued or granted by any Governmental Authority.

            1.15 "Lien" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

            1.16 "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

            1.17 "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

            1.18 "Proceeding" means any action, suit, investigation, audit or other proceeding, at law or in equity, before or by any Taxing Authority or Governmental Authority.

            1.19 "Tax" means any tax, fee, levy, assessment or other governmental charge imposed by any Taxing Authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, gains, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, occupancy, customs or occupation tax), and any interest, additions to tax and penalties in connection therewith.

            1.20 "Taxing Authority" means the U.S. Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

            1.21 "Tax Return" means any return, amended return, declaration, report, estimate, information return or statement regarding Taxes which is filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or separate basis or otherwise.

            1.22 "Transaction Document" means this Agreement and each other agreement, instrument or other document being entered into by the Company or the Investors or any related party at or in connection with the Closing.


                                   ARTICLE II

                  ACQUISITION OF CASA SHARES AND COMMON SHARES

         2.1 Acquisition of CASA Shares. Upon the execution of this Agreement, subject to the terms and conditions set forth herein, the Investors shall sell, assign, transfer and deliver the CASA Shares to the Company, and the Company shall acquire the CASA Shares from the Investors.

         2.2 Acquisition of Common Shares. Upon the execution of this Agreement, in consideration for the transfer of the CASA Shares to the Company, the Company shall sell, assign, transfer and otherwise convey to the Investors, and the Investors shall subscribe for, in the aggregate, two million (2,000,000) Common Shares of the Company.

         2.3. Acquisition Price. The Acquisition Price for the CASA Shares, and for the Common Shares, shall be equal to the book value of the CASA Shares as of the date of the execution of this Agreement, and shall in each case be satisfied by delivery of the respective Shares to its transferee in accordance with the terms of this Agreement.

         2.4 Transactions. All of the transactions contemplated by this Agreement are to take place upon the execution of this Agreement, with the exception of those set forth in Article VI hereof, and are intended by the parties to be consummated concurrently; and if any such transaction is not consummated as provided herein, the parties shall take all actions necessary to dissolve and invalidate all other such transactions as if none of such transactions had been consummated.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors as follows:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         3.2 Power and Authority. The Company has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered, and this Agreement and each other Transaction Document to which the Company is a party is, a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         3.3 Absence of Conflict. The execution and delivery of this Agreement and each other Transaction Document to which it is a party do not, and the performance by the Company of its obligations hereunder and thereunder will not, violate any provision of the Governing Documents of the Company and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon the Company or any of its assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Company by reason of the terms of, any agreement, indenture, instrument, license, lease, Lien or Order to which the Company is a party or is subject or which is or purports to be binding upon it.

         3.4 Consents. No Consent of, or notice to, any Person is required as to the Company in connection with the execution and delivery by the Company of this Agreement or any other Transaction Document or the performance of the obligations of the Company hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon the Company, or its assets or business or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         3.5 Litigation. No Proceeding is pending or, to the best of the Company's knowledge, threatened against or affecting the assets, operations or financial or other condition of the Company in which an unfavorable Order would prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Company is not in default in respect of any Order, nor is there any such Order enjoining the Company in respect of, or the effect of which is to prohibit or curtail the Company's performance of its obligations hereunder or under any other Transaction Document.

         3.6 Authorized Capital. The entire authorized capital of the Company currently consists of the following: 20,000,000 shares of common stock, par value $0.001, of which 17,990,000 Common Shares are issued and outstanding; and no shares of preferred stock, provided, however, that Thesseus International Asset Fund N.V. ("TIAF") is the holder of rights to acquired shares of preferred stock that, upon due amendment of the articles of incorporation of the Company and authorization of such shares, will entitle TIAF to receive 8,500,000 shares of such preferred stock convertible into 8,500,000 shares of common stock. The Common Shares are duly authorized, validly issued, fully paid and nonassessable. Other than as will be reserved against the convertible preferred stock to be issued to Thesseus, no shares of common stock of the Company are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock or other interest of the Company, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of the Company.

         3.7 Financial Statements; No Undisclosed Liabilities; Books.

             (a) The Company has delivered to the Investors a complete and correct copy of its balance sheet and related statements of operations, stockholders' deficit and cash flows for the year ending March 31, 1999, with the accompanying auditor's report thereon (the "Company Financial Statements"). A true and correct copy of the Company Financial Statements is attached hereto as Schedule 3.7(a). The Company Financial Statements present fairly in all material respects the financial position of the Company as at the date thereof without qualification.

             (b) Except as set forth on the Company Financial Statements or on
Schedule 3.7(b) attached hereto, the Company does not have any material liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business.

             (c) The books and financial records of the Company made available to the Investors constitute a complete record of its financial affairs and accurately set forth all revenues, expenses, assets and liabilities.

         3.8 No Adverse Change. Other than as set forth on Schedule 3.8 attached hereto, since the date of the Company Financial Statements there has been no material adverse change in the business, the assets or the financial or other condition of the Company, and the Company has not: (a) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially adversely affecting its business or its assets; (b) other than in the ordinary course of business, sold, assigned or transferred any of its assets or any interest therein; (c) incurred any material obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any obligation or liability of another Person), or paid, satisfied or discharged any material obligation or liability prior to the due date or maturity thereof, except current obligations and liabilities in the ordinary course of business;
(d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien on any of its assets; (e) other than in the ordinary course of business, waived any right of value or canceled, forgiven or discharged any debt owed to it or any claim in its favor; (f) declared, set aside or paid any dividend or made or committed to make any other distribution in respect of any shares of common stock; or (g) effected any material change in its business policies or practices, accounting methods, conventions, principles or assumptions or any material change in the nature of the business relationships with its clients; or effected any material transaction not in the ordinary course of business.

         3.9 Material Contracts. Set forth on Schedule 3.9 hereto is a list of all contracts (including, without limitation, employment or other labor agreements, benefits arrangements and policies of insurance) to which the Company is a party or its business or affairs are subject, or the termination or cancellation of which would have a material adverse effect upon its business or prospects.

         3.10 Compliance with Law. The Company has all Licenses and all Consents of Governmental Authorities required by applicable Law for it to conduct its business. All such Licenses and Consents are in full force and effect and the Company has not received notice of any pending cancellation or suspension thereof nor, to the best of the Company's knowledge, is any pending cancellation or suspension thereof threatened. The Company is in compliance in all material respects with each Law applicable to it. The Company has not received any notice of violation of any Law or Order.

         3.11 Tax. No Tax Returns of or relating to the Company have been filed. No Taxing Authority has asserted any claim that could result in the imposition of any Tax for which the Company is or may be liable or that could adversely affect the Tax liability of the Company. There is no pending Proceeding relating to any Tax for which the Company is or may be liable or that could adversely affect any Tax liability of the Company and, to the best of the Company's knowledge, no Taxing Authority is contemplating such a Proceeding or adjustment. The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

         3.12 Brokers or Finders. Neither the Company nor any Affiliate thereof has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Investors relating to any such employment or engagement by the Company or any Affiliate thereof.

         3.13 Investment Intent. The Company is acquiring the CASA Shares for investment, for its own account, and not with a view to, or for resale in connection with, any distribution thereof, nor with any current intention of distributing the Note, or any portion thereof, in violation of the securities laws of the United States or any foreign jurisdiction.

         3.14 No Misrepresentation by the Company. No representation, warranty or statement by the Company in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, individually and not jointly, hereby represents and warrants to the Company as follows:

         4.1 Power and Authority. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. KWGI has been duly authorized by the Investor to enter into this Agreement on its behalf, and to bind it thereby. This Agreement and each other Transaction Document to which the Investor is a party has been duly executed and delivered by it, and this Agreement and each other Transaction Document to which it is a party is, its legally valid and binding obligation, enforceable against it in accordance with its respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         4.2 Absence of Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which the Investor is a party and the performance by it of its obligations hereunder or thereunder, will not, conflict with (a) to the best of its knowledge, any of the Governing Documents of CASA, or (b) result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon the Investor or, to the best of its knowledge, the business or assets of CASA.

         4.3 Consents. No Consent of, or notice to, any Person is required as to the Investor in connection with the execution and delivery of this Agreement or any other Transaction Document by it or the performance of its obligations hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon it or, to the best of its knowledge, the business or prospects of CASA, or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         4.4 Litigation. No Proceeding is pending or threatened against or affecting the Investor or, to the best of its knowledge, against or affecting CASA, in which an unfavorable outcome would have a material adverse effect upon it or CASA, as the case may be, or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Investor has not received any notice of or, to its knowledge, is in default in respect of any Order, nor is there any such Order enjoining it in respect of, or the effect of which is to prohibit or curtail the performance of, its obligations hereunder or under any other Transaction Document.

         4.5 Title to CASA Shares; Rights and Preferences. The Investor is the owner of the number of CASA Shares set forth next to its name on Schedule 1 attached hereto, and such Shares are duly authorized, validly issued, fully paid and nonassessable and free and clear of any and all Liens whatsoever. Upon the consummation of the transactions contemplated by this Agreement, the Company will hold title to such Shares, free and clear of any and all Liens whatsoever.

         4.6 Investment Intent. It is the intention of the Investor that its acquisition of its portion of the Common Shares be a transaction exempt from the securities laws of the United States, the State of Nevada and any other applicable jurisdiction and, as such, the Investor specifically represents as follows:

             (a) The Investor (i) has its place of business at the address set forth on Schedule 1 attached hereto and has no current intention of becoming domiciled in any other state or jurisdiction prior to the Closing Date; (ii) has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity of its investment; (iii) can bear the economic risk of its investment herein, including the possibility of losing its entire investment; (iv) has such knowledge and experience in business and financial matters, alone or with its representatives, that it is capable of evaluating the relative risks and merits of this investment; and (v) understands the speculative nature and uncertainty of the investment contemplated hereby.

             (b) That portion of the Common Shares being acquired by the Investor (i) is being acquired for the Investor's own account, for investment purposes only and not with a view to resale or other distribution thereof; and
(ii) may be sold in the United States only if it is subsequently registered under the Act or an exemption from such registration is available.

             (c) The Investor (i) has reviewed this Agreement and has been afforded the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Agreement and the businesses of the Company and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; (ii) desires no additional information from the Company; and (iii) has had the opportunity to consult with such legal, accounting and other professional advisors as it has deemed appropriate, and all such advisors have been given access to information to the satisfaction of the Investor.

             (d) The Investor (i) through its representatives and advisers, is familiar with the definition of "Accredited Investor" as that term is defined in Rule 501(a) of the Commission and, in light of such definition, it is an "Accredited Investor" and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the purchase of EAL Stock.

             (e) The Investor fully understands and agrees that (i) it must bear the economic risk of its purchase for an indefinite period of time because, among all other reasons, the Common Shares have not been registered under the U.S. Securities Act of 1933 (the "Act"), or the securities laws of any state, and therefore, cannot be sold, pledged, assigned or otherwise disposed of unless subsequently registered under the Act and/or qualified under applicable state securities laws or an exemption from such registration and/or qualification is available, (ii) the information or conditions necessary to permit routine sales of the Common Shares under Rule 144 promulgated under the Act may not now be available and no assurance has been given that it or they will become available, and (iii) each of the certificates representing the Common Shares to be acquired by the Investor pursuant hereto will bear in substance the following legend:

             "These securities have not been registered under the Securities Act of 1933 or any other applicable law. They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel reasonably satisfactory to the Company that such Registration is not required."

         4.7 Brokers or Finders. Neither the Investor nor any Affiliate has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Company relating to any such employment or engagement by the Investor or any Affiliate of the Investor.

         4.8 No Misrepresentation by the Investor. No representation, warranty or statement by the Investor in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                    ARTICLE V

                              DELIVERY OF DOCUMENTS

         5.1 Deliveries by the Company. Upon execution of the Agreement, the Company shall deliver to the Investors a certificate in the name of the Investor representing the number of Common Shares set forth next to its name on Schedule 1 attached hereto.

         5.2 Deliveries by the Investors. Upon execution of this Agreement, each Investor shall deliver to the Company the certificates representing the number of CASA Shares held by it as set forth on Schedule 1 attached hereto, duly endorsed in favor of the Company or with a duly executed blank stock power in its favor.


                                   ARTICLE VI

                             POST-CLOSING COVENANTS

         6.1 Confidentiality. From and after the execution of this Agreement, the parties hereto shall keep absolutely confidential all information relating to or concerned with the Company or the investment of the Investors therein. The parties shall not, at any time after the date hereof, use or disclose to any Person any such information without the written consent of all other parties, except as may be required by Law (in which case the party shall promptly give notice to the other parties of any demand, subpoena, order or other legal process requiring disclosure, in order to permit such parties to seek an appropriate protective order or other confidential treatment of such information).

         6.2 Cooperation in Regulatory Filings. The Investors shall provide all reasonable cooperation to the Company and its authorized representatives in the preparation and making of any necessary regulatory filings with any Governmental Authority.

         6.3 Public Announcements. Neither the Investors nor the Company shall make or permit any Affiliate thereof to make, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification by the Company. From and after the execution of this Agreement, the Company shall indemnify and defend the Investors against, and hold the Investors harmless from, and will pay to the Investors the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Investors or any shareholder, director, officer, member, manager, employee or agent of the Investors may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Investors or any shareholder, director, officer, member, manager, employee or agent of the Investors) based upon or resulting from:

             (a) the breach or inaccuracy of any representation or warranty made by the Company herein or pursuant hereto; or

             (b) the failure of the Company to perform or to comply with any covenant or condition required of the Company to be performed or complied with hereunder.

         7.2 Indemnification by the Investors. From and after the execution of this Agreement, each Investor shall indemnify and defend the Company against, and hold the Company harmless from, and will pay to the Company the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Company may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Company) based upon or resulting from:

             (a) the breach or inaccuracy of any representation or warranty made by such Investor herein or pursuant hereto; or

             (b) such Investor's failure to perform or to comply with any covenant or condition required of the Investor to be performed or complied with hereunder.

         7.3 Indemnification Procedures.

             (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding by a third party subject to Sections 7.1 or
7.2 above, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this
Article VII, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder, provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

             (b) In case any Proceeding is brought against an indemnified party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, claim, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). If the indemnifying party shall assume the defense of a Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense.

             (c) If both the indemnifying party and the indemnified party are named as parties in or are subject to a Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expense on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

             (d) No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid and foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         7.4 Survival of Representations and Warranties. The representations and warranties of each party herein shall, notwithstanding any investigation or inquiry made by the other party, continue until the later of three years after the execution of this Agreement or until the expiration of the applicable statute of limitations. Any claim for indemnification under Section 7.1 (a) or
Section 7.2 (a) shall be made within the applicable survival period set forth in this Section 7.4.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.

         8.2 Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

         8.3 Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile transmission, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the its address first set forth above, or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         8.4 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

         8.5 Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         8.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to principles of choice of law or conflict of laws.

         8.7 Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article 10 shall be the sole and exclusive remedy with respect to claims for monetary damages.

         8.8 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         8.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         8.10 Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

         8.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

         8.12 Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

         8.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.


SHANECY, INC.                                              K. WASHINGTON-GALANIS
                                                           INVESTMENTS, LLC
                                                             For the Investors


By:__________________                                      By:__________________
   Jason Galanis                                              Kevin Washington
   Its President                                              Its President

                                   SCHEDULE 1

                         List of Investors and Holdings


                                   Number of CASA            Number of Company
Name            Address            Shares Held               Shares to Receive
----            -------            -----------               -----------------